Exhibit 99.1
For Immediate Release:

Contact:	Stephen Kuchen
732-739-2900, x603
skuchen@pacifichealthlabs.com

PacificHealth Laboratories, Inc. Announces Appointment of New
President & Chief Operating Officer

Former Cadbury Schweppes Americas Beverages Sports, Energy & Water Executive
 To Bring Formidable Industry Experience to PacificHealth

MATAWAN, NJ, November 29, 2007 - - PacificHealth Laboratories, Inc. (OTCBB: PHLI), a nutrition technology company, today announced the appointment of Jason Ash as the Company’s President and Chief Operating Officer (“COO”) as well as a member of the Company’s Board of Directors, effective January 3, 2008. Mr. Ash will assume the role of President from Dr. Robert Portman, who will continue to serve as Chief Executive Officer, Chief Scientific Officer, and Chairman of the Board of Directors. Mr. Ash will also assume COO duties currently held by Stephen P. Kuchen, who will continue to serve as Chief Financial Officer, Treasurer, Secretary, and a Director of the Company.

Mr. Ash brings a decade worth of experience in commercial brand management and consumer marketing to PacificHealth, and most recently he served as General Manager & Vice President of Cadbury Schweppes Americas Beverages (“CSAB”) Sports, Energy & Water Category Unit. Mr. Ash has served in various positions at Cadbury Schweppes both in the USA and Europe since 2002, and during his tenure was responsible for the strategic development and commercialization of the growing Sports Energy and Water pipeline of CSAB in North America as well as a number of key business changing roles in the UK and Turkey and Middle East. In addition to his considerable experience at Cadbury Schweppes, Mr. Ash also held positions at Masterfoods and Unilever.

Dr. Robert Portman, Chairman and CEO, said, “We are delighted to welcome Jason to our team at PacificHealth, and view his appointment as one that will serve to further bolster our already strong management roster. Jason brings a great deal of knowledge and experience in the performance beverage arena, and actually led Cadbury’s negotiations leading to their acquisition of the ACCELERADE® and ENDUROX® Trade Marks and Intellectual Property. Jason’s existing knowledge of our company and our growth objectives will enable him to hit the ground running and provides an excellent opportunity for PacificHealth to rapidly expand upon our existing growth strategy.”

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Jason Ash, newly appointed President and Chief Operating Officer of PacificHealth Laboratories, added, “I am very excited about helping PacificHealth realize the full commercial potential of its scientific assets. There is a clear opportunity to create additional value via increased market exposure and penetration of the ACCELERADE and ENDUROX R4 brands as well as its other sports performance projects. My association with Dr. Portman and his team has been extremely positive over the last two years and I truly believe that the Company is on the cusp of both scale and success. I am also excited by the Company’s considerable opportunity in the multi-million dollar weight loss category.”

Randy Gier, Chief Marketing Officer of CSAB, concluded, “We are delighted to continue our relationship with Jason as he assumes a leadership position at PacificHealth Labs. We are confident that Jason’s industry experience, creativity and formidable managerial skills will have an immediate impact on PacificHealth and bolster its already strong relationship with CSAB. As a company, CSAB remains committed to the Sports Category and its relationship with PacificHealth Labs.”

About PacificHealth Laboratories, Inc.
PacificHealth Laboratories, Inc. (PHLI.OB), a leading nutrition technology company, has been a pioneer in discovering, developing and commercializing patented, protein-based nutritional products that stimulate specific peptides involved in appetite regulation and that activate biochemical pathways involved in muscle performance and growth. PHLI's principle areas of focus include weight loss, management of Type 2 diabetes and sports performance. To learn more, visit www.pacifichealthlabs.com.

Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements".  These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing new products and their potential.  Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not.  No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

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